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                                                                    EXHIBIT 10.4


             DataQual for Windows(TM) and I-Link 32 Upgrade Addendum



This agreement between ___________________________ (Customer) and IHS of Virginia, Inc. (IHS) amends the Software License Agreement currently in place between Customer and IHS (Agreement), and is made a part thereof. IHS hereby grants to Customer a non-exclusive license to use computer software and/or hardware products (Products) as identified in the Quotation schedules attached hereto at prices stated therein. This Addendum, the Agreement, and the End User Software License Agreement represent the entire agreement between Customer and IHS concerning the Products, and supersedes any prior proposals, representations or understandings between Customer and IHS. No modification of this agreement shall be binding unless in writing and signed by an authorized representative of both parties.

1. The Products are provided under license by IHS to Customer for Customer's use under the terms and conditions of this agreement. The computer hardware provided with I-Link 32 (Hardware) shall remain the property of IHS, and must be returned to IHS in the event of any Termination of the Agreement. Customer agrees to use the Hardware only for purposes authorized by IHS.

2. It shall be the responsibility of IHS to provide maintenance for the Hardware either on-site or by express courier replacement service. It shall be the responsibility of Customer to maintain a reasonable operating environment as well as physical and electronic security for the Products.

3. Customer agrees to allow IHS to use the data handled by I-Link 32 for analysis and statistical reporting for comparative purposes with other hospitals. IHS agrees to safeguard all patient related data and not to publish any data or results of the analysis of any data that is attributable to Customer without the expressed consent of Customer.

4. Customer agrees to provide an analog telephone connection for the purposes of system support, data transfers, problem diagnosis, and Software updates.

5. The price of I-Link 32, defined on quotation attached, includes configuration for capture of as many of the data elements on the attached list as may be desired by customer, from a single data source on a TCP/IP network. Configuration of I-Link 32 for capture of additional data elements, sources, transmission mechanisms, or bi-directional data transfers may result in additional charges by IHS under standard consulting rates.

6. Customer is responsible for following reasonable information systems practices to ensure that all Customer data is backed up and properly secured using external means across Customer's network. IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. IHS SHALL HAVE NO LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES. IN NO EVENT SHALL IHS BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF AN AGGREGATE OF ALL SUMS PAID BY CUSTOMER TO IHS UNDER THIS AGREEMENT DURING THE PRECEDING TWELVE (12) MONTHS, AND IHS SHALL HAVE NO LIABILITY FOR ANY DATA STORED IN OR USED WITH THE PRODUCTS, INCLUDING THE COSTS OF RECOVERING SUCH DATA.




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For: Customer


By:...................................................................

Name
Printed:............................................................

Title:.................................................................

Date:..............................................................

Accepted and Approved by IHS of Virginia, Inc.

By:....................................................................

Name
Printed:...............................................................

Title:.................................................................

Date:..............................................................








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